EXHIBIT 10.44

AMENDMENT TO TRANSITION SERVICES AGREEMENT

THIS AMENDMENT TO TRANSITION SERVICES AGREEMENT (“Amendment”) is executed as of the date set forth below by and between Cash America International, Inc., a Texas corporation (“Cash America”), and Enova International, Inc., a Delaware corporation (“Enova”).

WHEREAS, Cash America and Enova entered into that certain Transition Services Agreement dated November 12, 2014 (the “Agreement”) whereby Cash America agreed to provide certain Services to Enova;

WHEREAS, the term of the Agreement currently expires on November 12, 2015;

WHEREAS, Enova has requested and Cash America has agreed to extend the term of the Agreement with respect to specific Services.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Extension of Term. The term of the Agreement is hereby extended through, and shall expire on, December 31, 2015. The period beginning November 13, 2015 and ending December 31, 2015 is referred to herein as the “Extended Term”.

2.    Limited Services. During the Extended Term only the following Services will be provided by Cash America:

(a)	Lawson (Infor) Software: Provide existing users with view-only access to all historical information for Enova related companies;

(b)	ImageNow Software: Provide existing users with view-only access to all historical invoices, journal entries and reconciliations for Enova; and

(c)
Hyperion Essbase Software: Provide access for up to ten (10) named users to the Enova FinPL cube, maintain Enova’s forecast and budget scenarios for up to ten (10) named users, allowing such users to perform the lock and send function, calculations and other current functionality; and perform any required cube maintenance needed to support the foregoing activities.

3.    Service Fees and Reimbursements. The total amount of Service Fees for the Extended Term is $25,000.00. In addition, pursuant to Section 3.1 of the Agreement, Enova will reimburse Cash America for out-of-pocket costs incurred by Cash America to provide the Services during the Extended Term, which as of the Effective Date (defined below) include $24,165.12 for additional software licenses and use rights. Enova shall pay $49,165.12 (the Service Fees and reimbursable expenses) to Cash America within five (5) business days after the Effective Date.

4.    No Further Extensions. Enova acknowledges and agrees that it does not have any right, and Cash America has no obligation, to extend or renew the Agreement beyond the Extended Term. Any request by Enova to extend the term of the Agreement beyond the Extended Term may be accepted or rejected by Cash America in its sole and absolute discretion, for any reason or no reason. However, if Cash America agrees to extend the term of the Agreement the Service Fee will not be less than $25,000 per month.

5.    Ratification. Except as expressly described herein, the Agreement is hereby ratified and remains in full force and effect as written.

6.    Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings given such terms in the Agreement.

7.    Counterparts. This Amendment may be executed in separate counterparts, each of which will be deemed an original and all of which, when taken together, will constitute one and the same agreement. Any signature affixed to this Amendment by a party hereto may be delivered by such party to the other party via electronic or facsimile transmission and any party’s signature affixed to this Amendment that is delivered to the other party via an electronic or facsimile transmission shall be treated as an original signature to this Amendment and will constitute an original counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of November 5, 2015 (the “Effective Date”).

CASH AMERICA INTERNATIONAL, INC.		ENOVA INTERNATIONAL, INC.

By:	/s/ J. Curtis Linscott	By:	/s/ Robert Clifton
Name:	J. Curtis Linscott	Name:	Robert Clifton
Title:	Executive Vice President	Title:	Vice President and CFO

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